EXHIBIT 99.1
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NEWS RELEASE
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FOR IMMEDIATE RELEASE..................................



ACCESSITY CONTACT:     CHARLES R. HOLCOMB
                       (954) 752-6161 EXT. 241

CORPORATE WEB ADDRESS: WWW.ACCESSITYCORP.COM





              ACCESSITY CORP. ANNOUNCES 1-FOR 5 REVERSE STOCK SPLIT
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Coral Springs, FL, January 6, 2004....ACCESSITY CORP. [NASDAQ SMALLCAP: ACTY]
reported that effective January 7, 2004, Accessity common stock will be split 1-for 5. Each five shares of common stock will converted into one new share of common stock. For the next twenty trading days, Accessity will trade with a fifth trading symbol (ACTYD) denoting it as the post-split common stock. This additional trading symbol will be removed by Nasdaq on February 4, 2004.

The shareholders of Accessity Corp. approved this reverse split at the Company's 2003 Annual Meeting of Shareholders that was held on December 15, 2003.

This announcement contains "forward looking statements." Words "anticipate," "believe," "estimate," "expect" and other similar expressions as they relate to the Company and its management are intended to identify such forward looking statements. Although the Company and its management believe that the statements contained in this announcement are reasonable, it can give no assurances that such statements will prove correct. Factors that could affect the occurrence of events or results discussed herein are included with those mentioned in the Company's filings with the Securities and Exchange Commission.






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